EXHIBIT 10.4

NTR ACQUISITION CO.

INITIAL FOUNDERS’ SECURITIES

PURCHASE AGREEMENT

THIS INITIAL FOUNDERS’ SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of June 20, 2006, is entered into by and among NTR Acquisition Co., a Delaware corporation (the “Company”) and NTR Partners LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company intends to file a registration statement (the “Registration Statement”) for the initial public offering of units (the “Initial Public Offering”), each unit consisting of one share of the Company’s common stock, par value $0.001 per share (a “Share”) and one warrant to purchase one Share at an exercise price of $6.00 per Share;

WHEREAS, prior to the filing of the Registration Statement, Purchaser desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, for an aggregate purchase price of $2,525,000 (the “Purchase Price”), the following securities: (i) 7,812,500 Shares (the “Initial Founders’ Shares”); (ii) 2,500,000 initial founders’ warrants to purchase Shares (the “Initial Founders’ Warrants”); and (iii) 1,750,000 performance warrants to purchase Shares (the “Performance Warrants”, and together with the Initial Founders’ Shares and the Initial Founders’ Warrants, the “Initial Founders’ Securities”).

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Authorization, Purchase and Sale; Terms of the Initial Founders’ Securities.

A. Authorization of the Initial Founders’ Securities. The Company has authorized, and hereby ratifies such authorization by execution hereof, the issuance and sale to the Purchaser of each of the Initial Founders’ Shares, the Initial Founders’ Warrants and the Performance Warrants.

B. Purchase and Sale of the Initial Founders’ Securities. On June 20, 2006 (the “Closing Date”, or as such date may be extended from time to time by mutual agreement of the parties) the Company shall issue and sell to Purchaser and Purchaser shall purchase from the Company the Initial Founders’ Securities for the Purchase Price. On the Closing Date the Company shall deliver certificates evidencing the Initial Founders’ Shares, the Initial Founders’ Warrants and the Performance Warrants to be purchased by Purchaser hereunder, in each case registered in Purchaser’s name, upon the payment by Purchaser of the Purchase Price by wire transfer of immediately available funds to the Company in accordance with the Company’s wiring instructions.

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C. Terms of the Initial Founders’ Securities.

i.

Initial Founders’ Shares: The Initial Founders’ Shares shall have the terms set forth in the Certificate of Incorporation of the Company and the Initial Founders’ Share Certificate attached as Exhibit A hereto. Without limiting the foregoing, the Purchaser hereby expressly agrees that if the Corporation consummates the Initial Public Offering, then (i) in connection with the stockholder vote required to approve a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or assets involved in the energy industry (a “Business Combination”), the Initial Founders’ Shares must be voted in accordance with a majority of the shares of common stock voted by holders of shares of common stock issued in the Initial Public Offering and (ii) holders of the Initial Founders’ Shares waive any right to participate in any liquidation distribution with respect to such shares if the Company fails to consummate a Business Combination.

ii.	Initial Founders’ Warrants: The Initial Founders’ Warrants shall have the terms set forth in the Warrant Agreement set forth as Exhibit B hereto.
iii.	Performance Warrants: The Performance Warrants shall have the terms set forth in the Warrant Agreement set forth as Exhibit B hereto.
iv.

Transfer Restrictions: The Purchaser shall not sell or transfer the Initial Founders’ Shares for a period of one year from the date of completion of the Company’s Business Combination except to a Permitted Transferee (as defined in the Warrant Agreement) who agrees in writing with the Company to be subject to such transfer restrictions, vote such shares as provided in (i) above and waive any right to participate in any liquidation distribution with respect to such shares if the Company fails to consummate a Business Combination as provided in (i) above. The Purchaser acknowledges that the Initial Founders’ Warrants and the Performance Warrants are subject to restrictions on transfer set forth in the Warrant Agreement.

v.

Registration Rights: Prior to the Initial Public Offering, the Company and Purchaser shall enter into an agreement (the “Registration Rights Agreement”) granting Purchaser registration rights with respect to the Initial Founders’ Shares, the Initial Founders’ Warrants, the Performance Warrants and the Shares underlying the Initial Founders’ Warrants and the Performance Warrants.

Section 2. Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Initial Founders’ Securities, the Company hereby represents and warrants that:

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A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement, the Warrant Agreement, the Initial Founders’ Warrants and the Performance Warrants have been duly authorized by the Company as of the Closing Date. This Agreement, the Warrant Agreement, the Initial Founders’ Warrants and the Performance Warrants constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms.

(ii) The execution and delivery by the Company of this Agreement, the Warrant Agreement, the Initial Founders’ Warrants and the Performance Warrants, the sale and issuance of each of the Initial Founders’ Shares, the Initial Founders’ Warrants and the Performance Warrants, the issuance of the Shares of common stock upon exercise of the Initial Founders’ Warrants and the Performance Warrants (except, with respect thereto, any filings required under Federal or state securities laws) and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the Closing Date (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Certificate of Incorporation of the Company or the bylaws of the Company, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, each of the Initial Founders’ Shares, the Initial Founders’ Warrants and the Performance Warrants to be purchased hereunder and, upon exercise of the Initial Founders’ Warrants and the Performance Warrants, payment of the exercise price set forth therein and conformance with the other provisions relating to the exercise thereto, the Shares of common stock issuable upon exercise of such Initial Founders’ Warrants or Performance Warrants, as the case may be, will be duly and validly issued, fully paid, nonassessable, and the Purchaser will have or receive good title to such securities, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and under the other agreements contemplated hereby, (b) transfer

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restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement, or the consummation by the Company of any other transactions contemplated hereby.

Section 3. Representations, Warranties and Covenants of Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Initial Founders’ Securities to the Purchaser, the Purchaser hereby represents, warrants and covenants to the Company (which representations, warranties and covenants shall survive the Closing Date) that:

A. Capacity and State Law Compliance. The Purchaser has engaged in the transactions contemplated by this Agreement within a state in which the offer and sale of the Initial Founders’ Securities is permitted under applicable securities laws. The Purchaser understands and acknowledges that the purchase of Shares of common stock upon the exercise of the Initial Founders’ Warrants or the Performance Warrants, as the case may be, may require the registration of such Shares of common stock under federal and/or state securities laws or the availability of an exemption from such registration requirements.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms.

(ii) The execution and delivery by Purchaser of this Agreement and the fulfillment of and compliance with the respective terms hereof by Purchaser do not and shall not as of the Closing Date conflict with or result in a breach of the terms, conditions or provisions of the Limited Liability Company Agreement of the Purchaser or any other agreement, instrument, order, judgment or decree to which Purchaser is subject.

C. Investment Representations.

(i) The Purchaser is acquiring the Initial Founders’ Shares, the Initial Founders’ Warrants and the Performance Warrants, and, upon exercise of the Initial Founders’ Warrants and the Performance Warrants, the Shares of common stock issuable upon such exercise (collectively, the “Securities”) for its own account, for investment only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D.

(iii) The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of

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United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties and agreements of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire such Securities.

(iv) The Purchaser initiated discussions with the Company relating to the purchase and sale of the Securities contemplated by this Agreement on an unsolicited basis prior to the date of this Agreement. Purchaser did not initiate such discussions, nor did Purchaser decide to enter into this Agreement, as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended (the “Securities Act”).

(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Purchaser. Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. Purchaser understands that its investment in the Securities involves a high degree of risk. Purchaser has sought such accounting, legal and tax advice as Purchaser has considered necessary to make an informed investment decision with respect to Purchaser’s acquisition of the Securities.

(vi) Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, Purchaser represents that Purchaser is familiar with Rule 144 adopted pursuant to the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act. In addition, Purchaser understands that the SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions despite technical compliance with the requirements of Rule 144, and such securities can be resold only through a registered offering.

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Purchaser is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

(viii) Purchaser has such knowledge and expertise in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder. Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. Purchaser can afford a complete loss of its investment in the Securities.

(ix) Without in any way limiting the representations set forth above, the Purchaser agrees not to make any disposition of all or any portion of the Securities unless and until:

(1) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(2)(i) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act. Notwithstanding the foregoing, the Purchaser also understands and acknowledges that the transfer of the Initial Founders’ Securities and exercise of the Initial Founders’ Warrants and Performance Warrants are subject to the specific conditions to such transfer or exercise as outlined herein, as to which the Purchaser specifically assents by its execution hereof.

D. Waiver of Rights to Amounts in the trust account and Indemnification.

(i) The Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the trust account established by the Company for the deposit of proceeds from the Initial Public Offering as a result of any liquidation of the trust account with respect to the Initial Founders’ Securities (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the trust account for any reason whatsoever except for any amounts to which it may be entitled upon liquidation of the Company in respect

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of the Purchaser’s ownership of common stock of the Company other than the Initial Founders’ Shares.

(ii) The Purchaser acknowledges and agrees that the stockholders of the Company, including those who purchase the units in the Initial Public Offering and the underwriters thereof, are and shall be third-party beneficiaries of the foregoing provisions of Section 3.D. of this Agreement.

(iii) Purchaser agrees that to the extent any waiver of rights under this Section 3.D. is ineffective as a matter of law, Purchaser has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Purchaser acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

Section 4. Conditions of the Purchasers’ Obligations at the Closing.

The obligation of the Purchaser to purchase and pay for the Initial Founders’ Securities is subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2, except for those stated to be made as of the date hereof, shall be true and correct in all material respects at and as of the Closing Date as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date

C. No Adverse Change. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

Section 5. Conditions of the Company’s Obligations at the Closing.

The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

A. Representations and Warranties. The representations and warranties of Purchaser contained in Section 3 shall be true at and as of the Closing Date as though then made.

B. Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

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C. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Initial Founders’ Securities hereunder.

D. No Adverse Change. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

Section 6. Termination. This Agreement may be terminated at any time prior to the Closing Date upon the mutual written consent of the Company and the Purchaser.

Section 7. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing Date.

Section 8. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned such terms in the Registration Statement.

“Securities Act” means the Securities Act of 1933, as amended.

Section 9. Miscellaneous.

A. Legends.

(i) The certificates evidencing the Initial Founders’ Shares will include the legend set forth on Exhibit A hereto, which the Purchaser has read and understands.

(ii) By accepting the certificates bearing the aforesaid legend, the Purchaser agrees, prior to any permitted transfer of the Initial Founders’ Shares represented by such certificates and subject to the restrictions contained herein, to give written notice to the Company expressing its desire to effect such transfer and describing briefly the proposed transfer. Upon receiving such notice, the Company shall present copies thereof to its counsel and the following provisions shall apply:

(a) subject to the transfer restrictions contained elsewhere in this Agreement, if, in the reasonable opinion of counsel to the Company, the proposed transfer of such Initial Founders’ Shares may be effected without registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities acts, the Company shall promptly thereafter notify the Purchaser, whereupon the Purchaser shall be entitled to transfer such Initial Founders’ Shares, all in accordance with the terms of the notice delivered by the Purchaser and upon such further terms and conditions as shall be required to ensure compliance with the Securities Act and the applicable state securities acts, and, upon surrender of the certificate evidencing such Initial Founders’ Shares, in exchange therefor, a new certificate not bearing a legend of the character set forth

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above if such counsel reasonably believes that such legend is no longer required under the Securities Act and the applicable state securities acts and the transfer restrictions, voting and other agreements contained elsewhere in this agreement; and

(b) subject to the transfer restrictions contained elsewhere in this Agreement, if, in the reasonable opinion of counsel to the Company, the proposed transfer of such Initial Founders’ Shares may not be effected without registration under the Securities Act or the applicable state securities acts, a copy of such opinion shall be promptly delivered to the Purchaser, and such proposed transfer shall not be made unless a registration statement covering the Initial Founders’ Shares is then in effect.

(iii) The Company may, from time to time, make stop transfer notations in its records and deliver stop transfer instructions to its transfer agent to the extent its counsel considers it necessary to ensure compliance with the Securities Act and the applicable state securities acts and the transfer restrictions contained elsewhere in this agreement.

(iv) The Purchaser acknowledges and agrees that transfers of the Initial Founders’ Warrants and the Performance Warrants shall be subject to the restrictions and procedures set forth in the Warrant Agreement and that the certificates representing such Warrants shall bear the legend set forth therein.

B. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement.

C. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

D. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

E. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

F. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance

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with the internal laws of said State. The parties agree that, all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby, shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York and that, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.

G. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent:

If to the Company:	NTR Acquisition Co. 100 Mill Plain Road, Suite 320 Danbury, Connecticut 06811 Fax No.: (203) 546-3523
With a copy to:	Raymond B. Check, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 Fax No.: (212) 225-3999
If to the Purchaser: NTR Partners LLC	NTR Partners LLC 100 Mill Plain Road, Suite 320 Danbury, Connecticut 06811 Fax No.: (203) 546-3523

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

H. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement on the date first written above.

NTR ACQUISITION CO.

By: /s/ William E. Hantke
William E. Hantke
Vice Chairman and Principal Financial Officer

NTR PARTNERS LLC

By: /s/ Mario E. Rodriguez
Mario E. Rodriguez
Interim President

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